EXHIBIT 99.1
GEOGLOBAL TO CLOSE PRIVATE PLACEMENT TRANSACTION

Calgary, Alberta, Canada, February 24, 2012 – GeoGlobal Resources Inc. (“GeoGlobal” or the “Company”) (NYSE Amex: GGR) today announced that it has entered into subscription agreements to sell up to an aggregate of 2,500,000 units (the “Units”) to accredited investors or outside the United States under Regulation S under the Securities Act of 1933 for total proceeds of US$625,000.

Under the terms of the agreements, each Unit will consist of one share of common stock, par value $0.001 per share (“Common Stock”) and one warrant to purchase one share of Common Stock (“Warrant”), for a purchase price of $0.25 per Unit (the “Purchase Price”).  Each Warrant shall entitle the holder thereof to acquire one share of Common Stock at an exercise price of US$0.32 for a period of two years following the closing date.

The closing of the offering is expected to occur on March 2, 2012, subject to customary closing conditions, at which time GeoGlobal will receive the cash proceeds and deliver the securities.  The Company will file a resale registration statement following the closing that covers the resale by the purchasers of the Common Stock, including the Common Stock underlying the Warrants.

The net proceeds from the sale of the Units will be for exploration of the Company’s properties and for general and administrative expenses.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any securities of the Company. The securities offered and sold in the private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration under the Securities Act and applicable state securities laws.

About GeoGlobal
GeoGlobal Resources Inc., headquartered in Calgary, Alberta, Canada, is a U.S. publicly traded oil and gas company, which, through its subsidiaries, is engaged in the pursuit of petroleum and natural gas in high potential exploration targets through exploration and development in India, Israel and Colombia.

Cautionary Statement For Purposes Of The “Safe Harbor” Provisions Of The Private Securities Litigation Reform Act Of 1995

This press release may contain statements which constitute forward-looking statements within the meaning of the US Private Securities Litigation Reform Act of 1995, including statements regarding the plans, intentions, beliefs and current expectations of GeoGlobal Resources Inc., its directors, or its officers with respect to the oil and gas exploration, development and drilling activities being conducted and intended to be conducted and the outcome of those activities on the exploration blocks in which the Company has an interest. The company updates forward-looking information related to operations, production and capital spending on a quarterly basis and updates reserves, if any, on an annual basis.

We caution you that various risk factors accompany our forward-looking statements and are described, among other places, under the caption “Risk Factors” in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K.  These risk factors could cause our operating results, financial condition and ability to fulfill our plans to differ materially from those expressed in any forward-looking statements made in this press release and could adversely affect our financial condition and our ability to pursue our business strategy and plans. If our plans fail to materialize, your investment will be in jeopardy.

An investment in shares of our common stock involves a high degree of risk. Our periodic reports we file with the Securities and Exchange Commission and Canadian provincial authorities may be viewed at http://www.sec.gov and www.sedar.com.

GeoGlobal Resources Inc. www.geoglobal.com	KM Investor Relations Ltd. www.km-ir.co.il
Paul B. Miller, President and CEO Carla Boland, Investor Relations and Corporate Affairs	Moran Meir-Beres
Phone: +1 403 777-9250 Email: info@geoglobal.com	Phone: +011 972-3-5167620 E-mail: moran@km-ir.co.il

The Equicom Group	BPC Financial Marketing
Dave Feick, Managing Director, Western Canada	John Baldissera
Phone: +1 403 218-2839 Email: dfeick@equicomgroup.com	Phone : +1 800-368-1217